UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2019

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive, North Reading, MA	01864
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 370-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.125 per share	TER	Nasdaq Stock Market LLC

Item 5.07.	Submission of Matters to a Vote of Security Holders

Teradyne, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders on May 7, 2019 (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the following proposals:

1. To elect the eight nominees named in the Company’s proxy statement filed with the Commission on March 28, 2019 to the Board of Directors to serve as directors for a one-year term. Each nominee for director was elected by a vote of the stockholders as follows:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Michael A. Bradley	141,103,397	2,390,790	64,557	14,633,930
Edwin J. Gillis	139,801,930	3,650,985	105,829	14,633,930
Timothy E. Guertin	142,537,527	904,096	117,121	14,633,930
Mark E. Jagiela	142,562,361	921,595	74,788	14,633,930
Mercedes Johnson	143,228,906	235,160	94,678	14,633,930
Marilyn Matz	142,836,816	616,508	105,420	14,633,930
Paul J. Tufano	139,299,434	4,157,224	102,086	14,633,930
Roy A. Vallee	140,697,919	2,750,335	110,490	14,633,930

2. To conduct an advisory vote on the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved on an advisory basis by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
137,712,396	5,655,769	190,579	14,633,930

3. To ratify the selection of the firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstained
153,888,175	4,118,159	186,340

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: May 9, 2019	By:	/s/ Charles J. Gray
	Name:	Charles J. Gray
	Title:	V.P., General Counsel and Secretary